SECOND AMENDMENT
TO
AGREEMENT OF PURCHASE AND SALE
(Lerdo Highway Shafter CA – Phase 3)

    THIS SECOND AMENDMENT (the “Amendment”) is made as of May 21, 2021 (the “Effective Date”), between V Lions Farming, LLC a California limited liability company (“V Lions”) formerly called King and Gardiner Farms, LLC, a California limited liability company, and Gardiner Family, LLC a California limited liability company (“GF LLC”) (V Lions and GF LLC collectively, the “Seller”) and Gladstone Land Corporation, a Maryland corporation (the “Purchaser”). This Amendment is made with respect to the following facts and circumstances:

A.    Seller and Purchaser are the parties named as such in that certain Agreement of Purchase and Sale dated as of January 27, 2021 as amended by the First Amendment to Agreement of Purchase and Sale dated March 2, 2021 (collectively, the “Agreement”).

    B.    Seller and Purchaser desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
    1.    Amendment to Certain Defined Terms. Section 1 of the Agreement is amended as follows:

    “Banked Water” shall mean GF LLC’s option to purchase 19,670 acre feet of water banked in the ground with the Semi Tropic Water Storage District and owned by GF LLC together with a portion of GF LLC’s existing credit with the district in an amount equal to $116,885.29, as generally contemplated in the first (1st) transaction described in the Consent Letter.

“Consent Letter” shall mean the form of letter agreement attached hereto as Schedule 1.

“Inspection Period” shall mean the period beginning on the Effective Date and ending at 5:00 p.m. local time at the Property on June 4, 2021.

    “Purchase Price” shall mean the total amount of Forty One Million Eight Hundred Seventy-One Thousand and NO/100 dollars ($41,871,000.00), subject to adjustment as set forth in this Agreement.

    “Solar Lease” shall mean that certain Ground Lease for Solar Facility dated February 16, 2016 by and between Donald R. Palla and Catherine C. Palla, as Trustees of the Donald and Catherine Palla Family Trust dated March 30, 2006 (as “Landlord”) and King and Gardiner

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Farms, LLC (now known as V Lions) (as “Tenant”), a copy of which is attached hereto as Exhibit F.

“Tenant” shall mean Lerdo Farming, LLC, a California limited liability company.

2.    Water Transfer Consent. Seller shall use its reasonable good faith efforts to obtain and deliver to Purchaser a fully executed version of the Consent Letter at least three (3) business days prior to the expiration of the Inspection Period (“Consent Letter Target Date”). At and after Closing, Seller (including but not limited to GF LLC) shall work with Purchaser to take all necessary steps to finalize the transactions contemplated by the Consent Letter. Without limiting the foregoing, in the event that Seller has not delivered the Consent Letter by the Consent Letter Target Date then:

(a)Seller shall continue to use good faith efforts to obtain and deliver to Purchaser a fully executed version of the Consent Letter as soon as is possible.

(b)Notwithstanding anything herein to the contrary, the Inspection Period shall be automatically extended through and including June 29, 2021. The period of time commencing on June 5, 2021 and ending on June 29, 2021 may be referred to herein as the “Extended Inspection Period.”

(c)During the Extended Inspection Period, Purchaser’s right to terminate under Section 5(a) of the Agreement and receive a full refund of the Earnest Money (which Purchaser may exercise at any time during the Extended Inspection Period) shall be limited to the refusal of the District to agree to the Consent Letter or conditioning its consent in a manner that is unacceptable to Purchaser in its sole but reasonable discretion (collectively, “Banked Water Matters”). Prior to the beginning of the Extended Inspection Period, no such limitation shall apply, and for the sake of clarity, nothing in this Amendment shall limit Purchaser’s rights or remedies in the event of a Seller breach or default under the Agreement.

(d)Nothing in this Amendment shall limit, in any manner, Seller’s obligation to convey the Banked Water to Purchaser as otherwise provided for in the Agreement.

3.    Solar Lease. Notwithstanding anything in the Agreement to the contrary, the Agreement (including without limitation the definition of “Property” in Section 1 of the same) is modified and amended to provide that Seller’s leasehold interest under the Solar Lease shall be deemed to be a part of the Property under the Agreement.

(a)The parties acknowledge and agree that the addition of the Solar Lease to the Property to be conveyed to Purchaser requires additional title work, which has not yet been received by Purchaser. The parties further acknowledge and agree that the receipt of such additional title work (and any related revisions to or updates to previously received title work for the Property) shall be a title update under Section 10 of the Agreement, and Purchaser shall have the right to review such updates, to deliver an one or more additional Title Objection Notices

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with respect to such updates, and that Seller’s obligations with respect to the foregoing (including without limitation with regard to responses and cures) shall be as set forth in Section 10 of the Agreement.

(b)Section 11 of the Agreement is modified and amended to include the following additional subsection:

(m)    The Solar Lease is in full force and effect and has not been modified or amended in any respect. No default, event of default, or act or omission which with the giving of notice or passage of time would constitute an event of default exists under the Solar Lease.

(c)Exhibit F attached to this Amendment is hereby attached to and incorporated into the Agreement.

(d)No later than the expiration of the Inspection Period, Seller shall deliver to Purchaser a fully executed estoppel in the form attached hereto as Schedule 3(e). In addition, no later than ten (10) days prior to Closing (and no earlier than thirty (30) days prior to Closing), Seller shall deliver to Purchaser a fully executed updated estoppel in the same form (the “Updated Estoppel”). In the event of any material change in the certifications given by the landlord under the Solar Lease in such Updated Estoppel, Purchaser shall be entitled select from one of the following as its sole remedy:

    (i)    terminate the Agreement by written notice to Seller and payment of the Earnest Money to Seller;

    (ii)    proceed to close the Escrow with no adjustment to the Purchase Price and waive the right to acquire an assignment of the Solar Lease or right to acquire the solar equipment that is land leased under the Solar Lease; or

    (iii)    proceed to close the Escrow with no adjustment to the Purchase Price subject to the Seller’s agreement to use its reasonable best efforts (which obligation shall survive the Close of Escrow), to restore the changes made to, or cure any default(s) raised by the Updated Estoppel. In the event Seller succeeds in restoring such changes and/or curing such default(s), Purchaser will accept the assignment of the Solar Lease. In the event Seller cannot restore such changes and/or cure such default(s), Purchaser shall have the option (at its election), to (A) accept the Updated Estoppel as submitted by the Solar Lease Landlord or (B) with no adjustment to the Purchase Price, waive the right to acquire an assignment of the Solar Lease or right and acquire the solar equipment that is land leased under the Solar Lease.

4.    Counterparts. This Amendment may be executed in one or more counterparts and such counterparts taken together shall constitute one and the same document. For purposes of

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this Agreement a facsimile or electronic signature shall be deemed as valid and enforceable as an original.

5.    Reaffirmation. Except as expressly amended by this Amendment, the parties hereby reaffirm the terms and provisions of the Agreement all of which remain in full force and effect.

[COUNTERPART SIGNATURE PAGE(S) TO FOLLOW]

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    IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.

PURCHASER:

GLADSTONE LAND CORPORATION,
a Maryland corporation

By: /s/David Gladstone

Name: David Gladstone

Title: President & CEO

SELLER:

V LIONS FARMING, LLC, a California limited liability company

By: V Lions Management, LLC, a Nevada limited liability company (authorized to do business in the State of California as
Gardiner V Lions Management, LLC)
Its: Manager

By: /s/Keith Gardiner
       Keith Gardiner, Co-Manager

GARDINER FAMILY, LLC, a California limited liability company

By: /s/Keith Gardiner
       Keith Gardiner, Manager[1]

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SCHEDULE 1

Consent Letter

May 19, 2021

Mr. Jason Gianquinto, General Manager
Semitropic Water Storage District
1101 Central Avenue, P.O. Box 8043
Wasco, CA 93280

Dear Mr. Gianquinto,

Following up on our recent discussions, the purpose of this letter is to authorize the transfer of (A) options to purchase a total of 45,000 acre feet of banked water (“Water”) currently governed by that certain Letter Agreement between Semitropic Water Storage District (“SWSD”) and Gardiner Family LLC (“Gardiner”) dated February 19, 2019 (“Letter Agreement”) (a copy of which is attached hereto as Exhibit A for reference), together with (B) portions of the balance of the $1 million Gardiner credit contemplated by Section 8 of the Letter Agreement in the amounts set forth below (each an “Existing Credit Amount”) to the Landowner Banking Account(s) of Gladstone Land Corporation, a Maryland corporation (“LAND”) or one or more of its affiliates, including but not limited to Gladstone Land Advisors, Inc., a Delaware corporation (“Land Advisors”) and/or Lerdo Highway Shafter CA, LP, a Delaware limited partnership (“Lerdo Highway”, together with LAND, Land Advisors and other affiliates of LAND, individually and collectively, “Gladstone”) as allowed under Section 9.b of the Letter Agreement.

The intent is to provide Gladstone with all the rights and privileges under our Letter Agreement for all transferred Water. The contemplated transfers will occur in three (3) transactions, as more particularly set forth below:

1.The first (1st) transaction will be a transfer Gardiner’s option to purchase 20,330 acre feet of banked water. Gardiner and/or Gladstone shall notify SWSD upon the closing of such transfer. Thereafter, Gladstone may exercise the option to purchase such banked water from SWSD as follows:

a.Gladstone will deliver a notice of its intent to exercise its option to SWSD along with a payment of $1,113,230.77 (calculated as set forth in b. below) pursuant to wire transfer instructions to be provided by SWSD.

b.The payment amount set forth above is calculated as follows:

i.($51.28 per acre foot + $10.00 per acre foot administrative fee) x 20,330 acre feet = $1,245,822.40.

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ii.$1,245,822.40 - $132,591.63 Existing Credit Amount = $1,113,230.77.

iii.Total payment required from Gladstone to SWSD = $1,113,230.77.

c.Upon the receipt of such notice and payment amount, SWSD will transfer 20,330 acre feet of banked water into the Landowner Banking Account or accounts specified by Gladstone. At this time, Gladstone anticipates requesting that 15,000 acre feet of this banked water be transferred into the Landowner Banking Account of Lerdo Highway, with the remaining 8,330 acre feet of banked water to be transferred into the Landowner Banking Account of Land Advisors.

2.The second (2nd) transaction will be a transfer Gardiner’s option to purchase 5,000 acre feet of banked water. Gardiner and/or Gladstone shall notify SWSD upon the closing of such transfer. Thereafter, Gladstone may exercise the option to purchase such banked water from SWSD as follows:

a.Gladstone will deliver a notice of its intent to exercise its option to SWSD along with a payment of $272,123.08 (calculated as set forth in b. below) pursuant to wire transfer instructions to be provided by SWSD.

b. The payment amount set forth above is calculated as follows:

i.($51.28 per acre foot + $10.00 per acre foot administrative fee) x 5,000 acre feet = $306,400.00.

ii.$306,400 - $34,276.92 Existing Credit Amount = $272,123.08.

iii.Total payment required from Gladstone to SWSD = $272,123.08.

c.Upon the receipt of such notice and payment amount, SWSD will transfer 5,000 acre feet of banked water into the Landowner Banking Account or accounts specified by Gladstone. At this time, Gladstone anticipates requesting that all 5,000 acre feet of this banked water be transferred into the Landowner Banking Account of Land Advisors.

3.The third (3rd) transaction will be a transfer Gardiner’s option to purchase 19,670 acre feet of banked water. Gardiner and/or Gladstone shall notify SWSD upon the closing of such transfer. Thereafter, Gladstone may exercise the option to purchase such banked water from SWSD as follows:

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a.Gladstone will deliver a notice of its intent to exercise its option to SWSD along with a payment of $1,088,492.31 (calculated as set forth in b. below) pursuant to wire transfer instructions to be provided by SWSD.

b.The payment amount set forth above is calculated as follows:

i.($51.28 per acre foot + $10.00 per acre foot administrative fee) x 19,670 acre feet = $1,205,377.60.

ii.$1,205,377.60 - $116,885.29 Existing Credit Amount = $1,088,492.31.

iii.Total payment required from Gladstone to SWSD = $1,088,492.31.

c.Upon the receipt of such notice and payment amount, SWSD will transfer 19,670 acre feet of banked water into the Landowner Banking Account or accounts specified by Gladstone. At this time, Gladstone anticipates requesting that all 19,670 acre feet of this banked water be transferred into the Landowner Banking Account of Land Advisors.

As of December 31, 2020, Gardiner’s existing credit with SWSD was $630,769.23, and we understand that such credit will be reduced by the amount of each credit afforded to Gladstone (in the amounts specified above) in connection with these transactions.

Feel free to contact me with any questions or if I can provide any assistance. Please sign below, and return a copy of this executed letter agreement today indicating the acknowledgment, approval and agreement of SWSD to the transactions, and the terms and conditions of the same, described herein. By signing below SWSD acknowledges and agrees that Gladstone is entitled to rely on SWSD’s approval of and agreement to the transactions, terms and conditions set forth herein.

Sincerely,

Mitch Millwee
Gardiner Family LLC

ACKNOWLEDGED, APPROVED AND AGREED:

Semitropic Water Storage District

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By:

Name:

Title:

Date:

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EXHIBIT A

LETTER AGREEMENT

See Attached

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SCHEDULE 3(e)
ESTOPPEL LETTER

Effective Date:         , 2021

To:     Gladstone Land Corporation, a Maryland corporation, Lerdo Highway Shafter CA, LP, a Delaware limited partnership, and their successors and/or assigns (collectively “Buyer”), any lender of Buyer that hereafter has a lien or security interest in or on any property or interest of Buyer (“Lender”), V Lions Farming, LLC, a California limited liability company (f/k/a King and Gardiner Farms, LLC) (“Solar Lease Tenant”, together with Buyer and Lender, the “Beneficiaries”), and Donald R. Palla and Catherine C. Palla, as Trustees of the Donald and Catherine Palla Family Trust dated March 30, 2006 (“Solar Lease Landlord”)

Re:    That certain Ground Lease for Solar Facility (“Solar Lease”) dated February 16, 2016 by and between Donald R. Palla and Catherine C. Palla, as Trustees of the Donald and Catherine Palla Family Trust dated March 30, 2006 (as “Landlord”) and Solar Lease Tenant

Gentlemen:

    The undersigned Solar Lease Landlord understands that Buyer or its assigns intends to acquire from Solar Lease Tenant all of Solar Lease Tenant’s right, title and interest under the Solar Lease (the date of such acquisition shall be the “Closing Date”). The undersigned Tenant does hereby certify to the Beneficiaries as follows as of the above-stated Effective Date:
A.    A true, correct and complete copy of the Lease is attached hereto as Schedule A. The Lease is in full force and effect and has not been modified, supplemented, or amended. There are no inducements, concessions or obligations other than as expressly set forth in the Solar Lease.
B.    Solar Lease Tenant is presently conducting solar operations at the property that is the subject of the Solar Lease (the “Solar Lease Property”). The undersigned represents and warrants that Solar Lease Tenant is the true and actual tenant under the Solar Lease.
C.    Neither Solar Lease Landlord nor Solar Lease Tenant is in default under any of the terms, covenants or conditions of the Lease and no event has occurred which, with either the passage of time, the giving of notice or both, would constitute an event of default by Solar Lease Landlord or Solar Lease Tenant under the Lease. To the extent that any obligation of Solar Lease Tenant predates the Closing Date, Solar Lease Landlord will seek recourse solely from Solar Lease Tenant (and not Beneficiaries) with respect to the same.

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D.    Solar Lease Landlord expressly consents to the assignment of Solar Lease Tenant’s leasehold interest under the Lease to Buyer. Solar Lease Landlord further acknowledges and agrees that Buyer intends to sublease the Solar Lease Property to Lerdo Farming, LLC, a California limited liability company (“Lerdo Farming”), which is an affiliate of the current Solar Lease Tenant. Solar Lease Landlord irrevocably approves and consents to the same. To the extent that Solar Lease Landlord suffers any loss, liability or damage as a result of any act or omission of Lerdo Farming, its agents, employees, guests, invitees or affiliates, Solar Tenant Landlord will seek recourse solely from Lerdo Farming (and not Beneficiaries) with respect to the same.
E.    No security deposit is required under the Solar Lease.
F.    Rent is due and payable under the lease in the amount of $5,000.00 per calendar year, payable on or before February 1 of each calendar year during the term. Solar Lease Tenant has fully paid in full all rent and other financial obligations through December 31, 2021 but no further in advance. Solar Lease Tenant’s next payment of rent (allocable to the full 2022 calendar year) is due and payable on or before February 1, 2022.
G.    The term of the lease will terminate on December 31, 2040.
H.    Solar Lease Landlord has not granted any license or other right to use any part of the Solar Lease Property, except as set forth in the Solar Lease.
I.    Solar Lease Landlord agrees that Buyer is entitled to grant a leasehold deed of trust or otherwise pledge a security interest to Lender encumbering its interest under the Solar Lease and expressly approves and consents to the same. Solar Lease Landlord shall from time to time execute reasonable consents and other instruments requested by Lender with respect to such pledge. In the event Lender becomes the tenant under the Solar Lease by foreclosure, conveyance in lieu of foreclosure, or otherwise, then Solar Lease Landlord shall attorn to and recognize Lender as the tenant under the Solar Lease for the remainder of the term thereof.
J.    The undersigned are authorized to execute this Estoppel Letter on behalf of Solar Lease Landlord, and the Beneficiaries (and any of their successors or assigns) are entitled to rely upon this certification by Solar Lease Landlord.

[Signature Page Follows]

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Signature Page to Tenant Estoppel Letter

Executed effective as of the Effective Date first written above.

SOLAR LEASE LANDLORD:

Donald and Catherin Palla Family Trust dated March 30, 2006

By:
    Donald R. Palla, Co-Trustee

By:
    Catherine C. Palla, Co-Trustee

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SCHEDULE A

(See attached.)

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EXHIBIT F

Solar Lease

(See attached)

30628426.6

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